EXHIBIT 21

                              LIST OF SUBSIDIARIES


Name                                              Jurisdiction
----                                              ------------
The Shirt Shed, Inc.                              Delaware

American Marketing Works, Inc.                    Delaware

Big Ball Sports, Inc.                             Texas

Soccer Holdings, Inc.                             New York